Exhibit 99.1

ClubCorp Holdings Delivers Record Fiscal-Year 2013 Results on Second Consecutive Year of Membership Growth

•	Record full year adjusted EBITDA of $177.4 million, up 6.7% compared to fiscal year 2012

•	Full year revenue increased $60.1 million, of which $11.5 million came from new golf and country clubs acquired since beginning of fiscal year 2012

DALLAS, Texas, March 20, 2014—ClubCorp Holdings, Inc. (NYSE: MYCC), “The World Leader in Private Clubs®.” ClubCorp, a membership-based leisure business and leading owner-operator of private golf and country clubs, business, sports and alumni clubs, announced financial results for its fiscal-year 2013 fourth quarter and full-year ended December 31, 2013.

All growth percentages refer to year-over-year progress. However, the fourth quarter of fiscal 2013 consisted of 17 weeks versus 16 weeks in fiscal 2012; and the full year of fiscal 2013 consisted of 53 weeks versus 52 weeks in fiscal 2012. All revenue streams, Adjusted EBITDA(1) and Segment EBITDA(1) benefited due to one additional week in fiscal 2013.

Fourth Quarter Results:

•
Revenue of $269.6 million for the fourth quarter of 2013 increased $30.4 million, up 12.7% compared to the fourth quarter of 2012 due primarily to strong organic and acquisition growth in our golf and country club segment.

•
Adjusted EBITDA of $60.2 million for the fourth quarter of 2013 increased $2.5 million, up 4.3% compared to the fourth quarter of 2012. The fourth quarter of fiscal 2012 was positively impacted by a $3.2 million adjustment related to membership.

•	We continued execution of our acquisition growth strategy by adding Chantilly National Golf & Country Club, a private country club located in Centreville, Virginia.

Fiscal 2013 Results:

•	Revenue of $815.1 million for the fiscal year ended December 31, 2013 increased $60.1 million, up 8.0% over the fiscal year ended December 25, 2012, largely due to increase in same store growth.

•	Adjusted EBITDA of $177.4 million for fiscal year 2013 increased $11.2 million, up 6.7% compared to fiscal year 2012, primarily due to increased segment EBITDA from our golf and country club segment.

•	During fiscal 2013, we acquired three golf and country clubs, and we added two properties in March of 2014 expanding our portfolio of owned and operated clubs to 156.

•	Reinvention Capital. During fiscal year 2013 we spent $26.0 million in reinvention capital at 12 clubs and intend to spend $20.0 million across 11 clubs in 2014.

•	Total memberships as of December 31, 2013 were 146,802, an increase of 2,037, up 1.4% over memberships at December 25, 2012.

•	Same store golf and country club memberships increased 0.8% over 2012.

•	Same store business, sports and alumni club memberships decreased 1.0% over 2012.

ClubCorp FY13 Q4 Earnings Release	1	Page

2013 Fourth Quarter and Fiscal Year Summary:

(Unaudited financial information)

	Fourth Quarter Ended (2)			Fiscal Year Ended (3)
(Dollars in thousands)	Dec 31, 2013 (17 weeks)	Dec 25, 2012 (16 weeks)	% Change(4)	Dec 31, 2013 (53 weeks)	Dec 25, 2012 (52 weeks)	% Change(4)

Total Revenue	$269,566	$239,185	12.7%	$815,080	$754,944	8.0%

Segment EBITDA (1)
Golf and Country Clubs	$57,691	$53,666	7.5%	$179,242	$166,327	7.8%
Business, Sports and Alumni Clubs	$15,892	$14,873	6.9%	$34,735	$34,373	1.1%
Other	$(13,785)	$(12,490)	(10.4)%	$(39,044)	$(35,184)	(11.0)%

Adjusted EBITDA (1)	$60,164	$57,679	4.3%	$177,354	$166,189	6.7%

Membership	146,802	144,765	1.4%	146,802	144,765	1.4%

(1)
This earnings release includes metrics entitled Segment EBITDA and Adjusted EBITDA that are not calculated in accordance with Generally Accepted Accounting Principles in the U.S. ("GAAP"). See "Statement Regarding Non-GAAP Financial Measures" section for the definition of Segment EBITDA and Adjusted EBITDA and the reconciliation later in this earnings release to the most comparable financial measures calculated in accordance with GAAP.

(2)	The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(3)	The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

(4)	Total Revenue, Segment EBITDA and Adjusted EBITDA benefited due to one additional week in fiscal 2013.

Segment Highlights:
Golf and country clubs (GCC):

•
GCC total revenue of $201.1 million for the fourth quarter of 2013 increased $21.7 million, up 12.1% compared to the fourth quarter of 2012. Same store revenue increased $16.2 million, up 9.1%, due to increases from all three major revenue streams: dues, food and beverage, and golf operations revenue.

•
In the fourth quarter 2013, GCC total segment EBITDA of $57.7 million increased $4.0 million, up 7.5% compared to the fourth quarter of 2012. As previously mentioned, the fourth quarter of fiscal 2012 was positively impacted by a $3.2 million adjustment related to membership.

•	For full year fiscal 2013, GCC revenue was $627.3 million. Same store revenue increased $32.3 million, up 5.6% compared to the fiscal year ended 2012.

•
For full year fiscal 2013, GCC total segment EBITDA was $179.2 million. Segment EBITDA for same store golf and country clubs increased $10.9 million, up 6.6% compared to the fiscal year ended December 25, 2012, largely due to the increase in higher margin dues revenue.

ClubCorp FY13 Q4 Earnings Release	2	Page

Business, sports and alumni clubs (BSA):

•
BSA revenue of $64.3 million for the fourth quarter of 2013 increased $4.4 million, up 7.3% compared to the fourth quarter 2012 due to the additional week in fiscal 2013, and an increase in food and beverage and dues revenue.

•	In the fourth quarter 2013, BSA segment EBITDA of $15.9 million increased $1.0 million, up 6.9% compared to the fourth quarter of 2012.

•	For full year fiscal 2013, BSA revenue was $180.4 million. Revenue increased $6.1 million, up 3.5% compared to the fiscal year ended December 25, 2012.

•
For full year fiscal 2013, BSA segment EBITDA was $34.7 million and increased $0.4 million, up 1.1% compared to fiscal year 2012. Improved revenues were offset by increased leasing costs associated with the relocation and reinvention of the City Club of Los Angeles.

Quotes:
Eric Affeldt, president and chief executive officer: “I’m very pleased with our fourth quarter and full year 2013 results. Our record performance this year demonstrates the strength of our dues-based business model. We remain focused on our three pronged growth strategy, which includes: organic growth from increased membership and programming, accelerated growth via capital investment and reinvention in our clubs, and increase in membership and adjusted EBITDA through disciplined acquisitions. Throughout 2013, we were able to reinvent 12 clubs and add three clubs to our portfolio. We also enjoyed the highest level of membership sales than any time in recent years. Members are responding favorably to our ongoing programming, new club amenities and the value of our O.N.E. program and network benefits. I’m extremely proud of our Employee Partners and their commitment to build relationships and enrich the lives of our Members. We look forward to continued progress in 2014 and feel confident in our long-term objective to grow adjusted EBITDA by 5-7% per year.”

Curt McClellan, chief financial officer: “2013 was a milestone year for us as we made the transition from a private to public equity company. Our strong fourth quarter performance benefited from continued execution of our growth strategy to reinvent and acquire new clubs. Since 2010, we have reinvented 35 clubs and acquired 11 new properties, including our recent Prestonwood acquisition. As a result, we continue to see an increase in new members, an increase in club usage and an increase in average revenue per member visit. Additionally, on the heels of an improving macroeconomic environment, we also saw an increase in a la carte and private event revenues. With the backdrop of an economy that improves in 2014, we believe our growth strategy focused on organic membership growth and retention, club reinvention and acquisitions will remain effective.”

ClubCorp FY13 Q4 Earnings Release	3	Page

Company Outlook:
The following guidance is based on current management expectations.  All financial guidance amounts are estimates subject to change, including as a result of matters discussed under the "Forward-Looking Statements" cautionary language which follows, and the Company undertakes no duty to update its guidance.  For our 2014 fiscal year, the Company sees continued momentum from both existing and newly acquired clubs and expects to generate revenue in the range of $830.0 million to $860.0 million and adjusted EBITDA in the range of $182.0 million to $190.0 million. Fourth quarter fiscal 2014 revenue and adjusted EBITDA growth will be partially offset by one less week versus fourth quarter fiscal 2013.

About ClubCorp Holdings:
ClubCorp Holdings, Inc. (NYSE: MYCC) Since its founding in 1957, Dallas-based ClubCorp has operated with the central purpose of Building Relationships and Enriching Lives®. ClubCorp is a leading owner operator of private golf and country clubs, business, sports, and alumni clubs in North America. ClubCorp owns or operates a portfolio of more than 150 golf and country clubs, business clubs, sports clubs, and alumni clubs in 25 states, the District of Columbia and two foreign countries that serve over 370,000 members, with approximately 15,000 peak-season employees. ClubCorp properties include: Firestone Country Club (Akron, Ohio); Mission Hills Country Club (Rancho Mirage, California); Capital Club Beijing; and Metropolitan Club Chicago. You can find ClubCorp at clubcorp.com, on Facebook at facebook.com/clubcorp and on Twitter at @ClubCorp.

Conference Call:
The Company will hold a conference call, March 20, 2014 at 7:30 a.m. CDT (8:30 a.m. EDT) to discuss its fourth quarter fiscal 2013 financial results.  The conference call will be broadcast live and can be accessed via the Company's website at ir.clubcorp.com. To participate in the teleconference, please call in a few minutes before the start time: 877-317-6789 for U.S. callers, 866-605-3852 for Canadian callers and 412-317-6789 for international callers and reference the ClubCorp fourth quarter conference call (confirmation code 10042515) when prompted. For those unable to participate in the live call, a replay will be available one hour after completion of the call.

Statement Regarding Non-GAAP Financial Measures
EBITDA is defined as net income before interest expense, loss on extinguishment of debt, income taxes, interest and investment income, and depreciation and amortization. Segment EBITDA is defined as EBITDA plus or minus impairments, dispositions of assets, losses from discontinued operations, non cash and other adjustments and equity-based compensation expense. Adjusted EBITDA is defined as Segment EBITDA plus or minus an acquisition adjustment and plus or minus non-cash and other adjustments.

This earnings release and accompanying financial tables include supplemental non-GAAP financial measures titled Segment EBITDA and Adjusted EBITDA. Neither Segment EBITDA nor Adjusted EBITDA are determined in accordance with GAAP and should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with GAAP and are not indicative of net income or loss as determined under GAAP. Non-

ClubCorp FY13 Q4 Earnings Release	4	Page

GAAP financial measures have limitations that should be considered before using as a measure to evaluate the Company's financial performance. Segment EBITDA and Adjusted EBITDA, as presented, may not be comparable to similarly titled measures reported by other companies due to varying methods of calculation.

The financial statement tables that accompany this press release include a reconciliation of non-GAAP financial measures to the applicable most comparable GAAP financial measures.

Special Note on Forward-Looking Statements
In addition to historical information, this press release contains statements relating to future results (including certain projections and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. The Company generally uses the words "may", "will", "could", "expect", "anticipate", "believe", "estimate", "plan", "intend", and similar expressions in this press release and any attachment to identify forward-looking statements.  All statements, other than statements of historical facts included in this press release, including statements concerning plans, objectives, goals, beliefs, business strategies, future events, business conditions, results of operations, financial position and business outlook, earnings guidance, business trends and other information are forward-looking statements. The forward-looking statements are not historical facts, and are based upon current expectations, estimates and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond management's control. All expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. However, there can be no assurance that management's expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements.

These forward-looking statements are subject to a number of risks and  uncertainties that could cause actual results to differ materially from the forward-looking statements contained in this press release, including among others: various factors beyond management's control adversely affecting discretionary spending, membership count and facility usage and other risks, uncertainties and factors set forth in the section entitled "Risk Factors" in our prospectus and the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Although the Company believes that these statements are based upon reasonable assumptions, it cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's opinions only as of the date of this press release. There can be no assurance that (i) the Company has correctly measured or identified all of the factors affecting its business or the extent of these factors' likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct or (iv) the Company's strategy, which is based in part on this analysis, will be successful. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise.  Readers are advised to review the Company's filings

ClubCorp FY13 Q4 Earnings Release	5	Page

with the SEC (which are available from the SEC's EDGAR database at www.sec.gov and via the Company's website at ir.clubcorp.com/SEC).

Statement Regarding Definitions and Financial Measures
The definitions and basis of presentation for financial measures used in this release, including EBITDA, Segment EBITDA, Adjusted EBITDA and same store measures, are discussed more fully in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013. This release should be read in conjunction with the 2013 Annual Report.

###

(Financial Tables Follow)

ClubCorp FY13 Q4 Earnings Release	6	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—CONSOLIDATED SUMMARY
(In thousands)
(Unaudited financial information)

	Fourth Quarter Ended (1)			Fiscal Year Ended (2)
Consolidated Summary	Dec 31, 2013 (17 weeks)	Dec 25, 2012 (16 weeks)	% Change (3)	Dec 31, 2013 (53 weeks)	Dec 25, 2012 (52 weeks)	% Change (3)

Total Revenue	$269,566	$239,185	12.7%	$815,080	$754,944	8.0%

Segment EBITDA:
GCC	$57,691	$53,666	7.5%	$179,242	$166,327	7.8%
BSA	15,892	14,873	6.9%	34,735	34,373	1.1%
Other	(13,785)	(12,490)	(10.4)%	(39,044)	(35,184)	(11.0)%
Total Segment EBITDA (4)	$59,798	$56,049	6.7%	$174,933	$165,516	5.7%
Acquisition adjustment (5)	108	787	(86.3)%	1,306	2,560	(49.0)%
Non-cash and other adjustments (6)	258	843	(69.4)%	1,115	(1,887)	159.1%
Adjusted EBITDA (4)	$60,164	$57,679	4.3%	$177,354	$166,189	6.7%

______________________

(1)	The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(2)	The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

(3)	All growth percentages refer to year-over-year progress. However, fourth quarter and fiscal year ended December 31, 2013 benefited due to one additional week in those periods.

(4)
See "Statement Regarding Non-GAAP Financial Measures" section of this earnings release for the definition of Segment EBITDA and Adjusted EBITDA and the reconciliation later in this earnings release to the most comparable financial measures calculated in accordance with GAAP.

(5)
Represents deferred revenue related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp, Inc. in 2006.

(6)
Represents adjustments permitted by the credit agreement governing the secured credit facilities including cash distributions from equity method investments less earnings of said investments, income or loss attributable to non-controlling equity interests of continuing operations, exclusion of non-cash income related to mineral lease and surface rights agreements and franchise tax expense.

ClubCorp FY13 Q4 Earnings Release	7	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—GOLF AND COUNTRY CLUBS
(In thousands, except for memberships, dues per average membership, revenue per average membership and percentages)
(Unaudited financial information)

	Fourth Quarter Ended (1)			Fiscal Year Ended (2)
GCC	Dec 31, 2013 (17 weeks)	Dec 25, 2012 (16 weeks)	% Change (3)	Dec 31, 2013 (53 weeks)	Dec 25, 2012 (52 weeks)	% Change (3)

Same Store Clubs
Revenue
Dues	$92,333	$83,109	11.1%	$284,898	$266,906	6.7%
Food and Beverage	46,219	41,513	11.3%	137,450	128,687	6.8%
Golf Operations	41,596	39,276	5.9%	141,110	137,663	2.5%
Other	13,808	13,861	(0.4)%	48,482	46,417	4.4%
Revenue	$193,956	$177,759	9.1%	$611,940	$579,673	5.6%
Segment EBITDA	$56,395	$53,281	5.8%	$176,531	$165,609	6.6%
Segment EBITDA Margin	29.1%	30.0%	(3.0)%	28.8%	28.6%	0.7%

Acquisitions
Revenue	$7,144	$1,612	NM (4)	$15,377	$3,850	NM (4)
Segment EBITDA	$1,296	$385	NM (4)	$2,711	$718	NM (4)

Total Golf and Country Clubs
Revenue	$201,100	$179,371	12.1%	$627,317	$583,523	7.5%
Segment EBITDA	$57,691	$53,666	7.5%	$179,242	$166,327	7.8%
Segment EBITDA Margin	28.7%	29.9%	(4.0)%	28.6%	28.5%	0.4%

Same Store Memberships	81,750	81,112	0.8%	81,750	81,112	0.8%
Total Memberships	85,397	82,719	3.2%	85,397	82,719	3.2%
Same Store Average Membership (5)	82,535	81,954	0.7%	81,431	80,866	0.7%
Dues per Average Same Store Membership (6)	$1,119	$1,014	10.4%	$3,499	$3,301	6.0%
Revenue per Average Same Store Membership (6)	$2,350	$2,169	8.3%	$7,515	$7,168	4.8%
____________________

(1)	The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(2)	The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

(3)	All growth percentages refer to year-over-year progress. However, fourth quarter and fiscal year ended December 31, 2013 benefited due to one additional week in those periods.

(4)	Percentage changes that are not meaningful are denoted by "NM."

(5)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(6)	Same store revenue (dues or segment) divided by same store average membership.

ClubCorp FY13 Q4 Earnings Release	8	Page

CLUBCORP HOLDINGS, INC.
SELECTED FINANCIAL DATA—BUSINESS, SPORTS AND ALUMNI CLUBS
(In thousands, except for memberships, dues per average membership, revenue per average membership and percentages)
(Unaudited financial information)

	Fourth Quarter Ended (1)			Fiscal Year Ended (2)
BSA	Dec 31, 2013 (17 weeks)	Dec 25, 2012 (16 weeks)	% Change (3)	Dec 31, 2013 (53 weeks)	Dec 25, 2012 (52 weeks)	% Change (3)

Same Store Clubs
Revenue
Dues	$24,830	$22,923	8.3%	$77,600	$74,914	3.6%
Food and Beverage	34,890	32,990	5.8%	90,171	86,958	3.7%
Other	4,586	4,003	14.6%	12,659	12,472	1.5%
Revenue	$64,306	$59,916	7.3%	$180,430	$174,344	3.5%
Segment EBITDA	$15,900	$14,873	6.9%	$34,743	$34,373	1.1%
Segment EBITDA Margin	24.7%	24.8%	(0.4)%	19.3%	19.7%	(2.0)%

Acquisitions
Revenue	$—	$—	NM (4)	$—	$—	NM (4)
Segment EBITDA	$(8)	$—	NM (4)	$(8)	$—	NM (4)

Total Business, Sports and Alumni Clubs
Revenue	$64,306	$59,916	7.3%	$180,430	$174,344	3.5%
Segment EBITDA	$15,892	$14,873	6.9%	$34,735	$34,373	1.1%
Segment EBITDA Margin	24.7%	24.8%	(0.4)%	19.3%	19.7%	(2.0)%

Same Store Memberships	61,405	62,046	(1.0)%	61,405	62,046	(1.0)%
Total Memberships	61,405	62,046	(1.0)%	61,405	62,046	(1.0)%
Same Store Average Membership (5)	61,644	62,279	(1.0)%	61,726	62,500	(1.2)%
Dues per Average Same Store Membership (6)	$403	$368	9.5%	$1,257	$1,199	4.8%
Revenue per Average Same Store Membership (6)	$1,043	$962	8.4%	$2,923	$2,790	4.8%
______________________

(1)	The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(2)	The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

(3)	All growth percentages refer to year-over-year progress. However, fourth quarter and fiscal year ended December 31, 2013 benefited due to one additional week in those periods.

(4)	Percentage changes that are not meaningful are denoted by "NM."

(5)	Same store average membership is calculated using the same store membership count at the beginning and end of the period indicated.

(6)	Same store revenue (dues or segment) divided by same store average membership.

ClubCorp FY13 Q4 Earnings Release	9	Page

CLUBCORP HOLDINGS, INC.
RECONCILIATION OF NON-GAAP MEASURES TO CLOSEST GAAP MEASURE
(In thousands)
(Unaudited financial information)

	Fourth Quarter Ended (1)		Fiscal Year Ended (2)
	Dec 31, 2013	Dec 25, 2012	Dec 31, 2013	Dec 25, 2012
Net loss	$(32,277)	$(3,051)	$(40,680)	$(26,992)
Interest expense	25,023	29,125	83,669	89,369
Loss on extinguishment of debt	16,856	—	16,856	—
Income tax expense (benefit)	531	(7,281)	1,681	(7,528)
Interest and investment income	(121)	(1,126)	(345)	(1,212)
Depreciation and amortization	22,576	24,360	72,073	78,286
EBITDA	$32,588	$42,027	$133,254	$131,923
Impairments, disposition of assets and loss from discontinued operations (3)	6,228	11,803	14,514	26,604
Non-cash adjustments (4)	1,181	1,235	4,070	4,029
Other adjustments (5)	5,584	984	8,878	2,960
Equity-based compensation expense (6)	14,217	—	14,217	—
Segment EBITDA	$59,798	$56,049	$174,933	$165,516
Acquisition adjustment (7)	108	787	1,306	2,560
Non-cash and other adjustments (8)	258	843	1,115	(1,887)
Adjusted EBITDA	$60,164	$57,679	$177,354	$166,189
______________________

(1)	The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(2)	The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

(3)	Includes non-cash impairment charges related to: liquor licenses, property and equipment, equity method investments, mineral rights, loss on disposals of assets and net loss from discontinued clubs.

(4)	Includes non-cash items related to purchase accounting associated with the acquisition of ClubCorp, Inc. in 2006 and expense recognized for our long-term incentive plan.

(5)	Other adjustments include management fees, termination fee and expenses paid to an affiliate, adjustments to accruals for unclaimed property settlements, acquisition costs and debt amendment costs.

(6)	Includes equity-based compensation expense, calculated in accordance with GAAP, related to awards held by certain employees, executives and directors.

(7)
Represents deferred revenue related to initiation payments that would have been recognized in the applicable period but for the application of purchase accounting in connection with the acquisition of ClubCorp, Inc. in 2006.

(8)
Represents adjustments permitted by the credit agreement governing the secured credit facilities including cash distributions from equity method investments less earnings of said investments, income or loss attributable to non-controlling equity interests of continuing operations, exclusion of non-cash income related to mineral lease and surface rights agreements and franchise tax expense.

ClubCorp FY13 Q4 Earnings Release	10	Page

CLUBCORP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
For the Quarters and Fiscal Years Ended December 31, 2013 and December 25, 2012
(In thousands of dollars)
(Unaudited financial information)

	Fourth Quarter Ended (1)			Fiscal Year Ended (2)
	Dec 31, 2013	Dec 25, 2012	% Change	Dec 31, 2013	Dec 25, 2012	% Change
REVENUES:
Club operations	$185,055	$162,982	13.5%	$579,751	$535,274	8.3%
Food and beverage	83,058	74,966	10.8%	231,673	216,269	7.1%
Other revenues	1,453	1,237	17.5%	3,656	3,401	7.5%
Total revenues	269,566	239,185	12.7%	815,080	754,944	8.0%

DIRECT AND SELLING, GENERAL AND ADMINISTRATIVE EXPENSES:
Club operating costs exclusive of depreciation	173,189	148,302	16.8%	527,787	483,653	9.1%
Cost of food and beverage sales exclusive of depreciation	25,428	22,783	11.6%	74,607	68,735	8.5%
Depreciation and amortization	22,576	24,360	(7.3)%	72,073	78,286	(7.9)%
Provision for doubtful accounts	1,479	549	169.4%	3,483	2,765	26.0%
Loss on disposals of assets	1,746	7,448	(76.6)%	8,122	10,904	(25.5)%
Impairment of assets	4,475	4,013	11.5%	6,380	4,783	33.4%
Equity in earnings from unconsolidated ventures	(1,672)	(988)	(69.2)%	(2,638)	(1,947)	(35.5)%
Selling, general and administrative	32,326	15,018	115.2%	64,073	45,343	41.3%
OPERATING INCOME	10,019	17,700	(43.4)%	61,193	62,422	(2.0)%

Interest and investment income	121	1,126	(89.3)%	345	1,212	(71.5)%
Interest expense	(25,023)	(29,125)	14.1%	(83,669)	(89,369)	6.4%
Loss on extinguishment of debt	(16,856)	—	(100.0)%	(16,856)	—	(100.0)%
Other income	—	309	(100.0)%	—	2,132	(100.0)%
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(31,739)	(9,990)	(217.7)%	(38,987)	(23,603)	(65.2)%
INCOME TAX (EXPENSE) BENEFIT	(531)	7,281	(107.3)%	(1,681)	7,528	(122.3)%
LOSS FROM CONTINUING OPERATIONS	(32,270)	(2,709)	(1,091.2)%	(40,668)	(16,075)	(153.0)%
Loss from discontinued clubs, net of income tax	(7)	(342)	98.0%	(12)	(10,917)	99.9%
NET LOSS	(32,277)	(3,051)	(957.9)%	(40,680)	(26,992)	(50.7)%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(81)	(114)	28.9%	(212)	(283)	25.1%
NET LOSS ATTRIBUTABLE TO CLUBCORP	$(32,358)	$(3,165)	(922.4)%	$(40,892)	$(27,275)	(49.9)%

NET LOSS	$(32,277)	$(3,051)	(957.9)%	$(40,680)	$(26,992)	(50.7)%
Foreign currency translation, net of tax	590	779	(24.3)%	(398)	1,890	(121.1)%
OTHER COMPREHENSIVE INCOME (LOSS)	590	779	(24.3)%	(398)	1,890	(121.1)%
COMPREHENSIVE LOSS	(31,687)	(2,272)	(1,294.7)%	(41,078)	(25,102)	(63.6)%
COMPREHENSIVE INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	(81)	(114)	28.9%	(212)	(283)	25.1%
COMPREHENSIVE LOSS ATTRIBUTABLE TO CLUBCORP	$(31,768)	$(2,386)	(1,231.4)%	$(41,290)	$(25,385)	(62.7)%

__________________________________

(1)    The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(2)    The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

ClubCorp FY13 Q4 Earnings Release	11	Page

CLUBCORP HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
As of December 31, 2013 and December 25, 2012
(In thousands of dollars, except share and per share amounts)
(Unaudited financial information)

	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$53,781	$81,965
Receivables, net of allowances	83,161	51,590
Inventories	15,819	14,361
Prepaids and other assets	13,339	12,199
Deferred tax assets	10,403	8,076
Total current assets	176,503	168,191
Investments	8,032	11,166
Property and equipment, net	1,234,903	1,223,539
Notes receivable, net of allowances	4,756	3,183
Goodwill	258,459	258,459
Intangibles, net	27,234	31,958
Other assets	26,330	24,051
TOTAL ASSETS	$1,736,217	$1,720,547

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$11,567	$24,988
Membership initiation deposits - current portion	112,212	91,398
Accounts payable	26,764	27,670
Accrued expenses	36,772	35,989
Accrued taxes	20,455	16,678
Other liabilities	79,300	52,915
Total current liabilities	287,070	249,638
Long-term debt	638,112	768,369
Membership initiation deposits	204,152	202,630
Deferred tax liability	210,989	207,790
Other liabilities	157,944	149,038
Total liabilities	1,498,267	1,577,465

EQUITY
Common stock of ClubCorp Holdings, Inc., $0.01 par value, 200,000,000 shares authorized; 63,789,730 and 50,569,730 issued and outstanding at December 31, 2013 and December 25, 2012, respectively	638	506
Additional paid-in capital	320,274	184,460
Accumulated other comprehensive loss	(1,070)	(672)
Retained deficit	(92,669)	(51,777)
Total stockholders’ equity	227,173	132,517
Noncontrolling interests in consolidated subsidiaries and variable interest entities	10,777	10,565
Total equity	237,950	143,082
TOTAL LIABILITIES AND EQUITY	$1,736,217	$1,720,547

ClubCorp FY13 Q4 Earnings Release	12	Page

CLUBCORP HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Quarters and Fiscal Years Ended December 31, 2013 and December 25, 2012
(In thousands of dollars)
(Unaudited financial information)

	Fourth Quarter Ended (1)		Fiscal Year Ended (2)
	Dec 31, 2013	Dec 25, 2012	Dec 31, 2013	Dec 25, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(32,277)	$(3,051)	$(40,680)	$(26,992)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation	21,690	21,387	69,211	68,780
Amortization	886	3,003	2,863	9,829
Asset impairments	4,475	(1,047)	6,380	4,926
Bad debt expense	1,488	537	3,502	2,793
Equity in earnings from unconsolidated ventures	(1,672)	(988)	(2,638)	(1,947)
Distribution from investment in unconsolidated ventures	2,270	2,536	4,699	3,882
Loss on disposals of assets	1,745	12,095	8,121	22,208
Amortization and write-off of debt issuance costs	3,534	645	5,084	2,033
Accretion of discount on member deposits	6,812	10,760	20,961	24,596
Amortization of surface rights bonus revenue	—	—	—	(1,823)
Amortization of above and below market rent intangibles	26	105	141	281
Equity-based compensation	14,217	—	14,217	—
Redemption premium payment included in loss on extinguishment of debt	14,525	—	14,525	—
Net change in deferred tax assets and liabilities	(729)	(7,871)	(4,548)	(14,207)
Net change in prepaid expenses and other assets	2,392	2,235	(2,849)	(532)
Net change in receivables and membership notes	1,734	21,718	(26,925)	1,859
Net change in accounts payable and accrued liabilities	(7,919)	(2,259)	(815)	4,254
Net change in other current liabilities	(4,000)	(26,112)	26,548	1,940
Net change in other long-term liabilities	(2,324)	(2,855)	(4,104)	(4,992)
Net cash provided by operating activities	26,873	30,838	93,693	96,888
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(17,475)	(22,741)	(59,541)	(54,208)
Acquisitions of clubs	(4,835)	—	(15,620)	(3,570)
Proceeds from dispositions	1,329	7,609	1,419	8,002
Proceeds from insurance	—	250	—	2,228
Net change in restricted cash and capital reserve funds	(93)	133	(59)	230
Return of capital in equity investments	481	—	1,073	—
Net cash used in investing activities	(20,593)	(14,749)	(72,728)	(47,318)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(148,938)	(4,032)	(170,937)	(14,830)
Proceeds from new debt borrowings	—	—	10,713	—
Redemption premium payment	(14,525)	—	(14,525)	—
Purchase of interest rate cap agreement	—	(48)	—	(57)
Debt issuance and modification costs	(1,188)	(750)	(7,872)	(917)
Distribution to owners	—	—	(35,000)	—
Proceeds from issuance of common stock in Holdings' initial public offering, net of underwriting discounts and commissions	173,250	—	173,250	—
Equity offering costs	(4,349)	—	(4,349)	—
Distribution to noncontrolling interests	—	(942)	—	(942)
Proceeds from new membership initiation deposits	282	299	1,042	851
Repayments of membership initiation deposits	(391)	(2,561)	(1,421)	(3,016)
Net cash provided by (used in) financing activities	4,141	(8,034)	(49,099)	(18,911)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	60	39	(50)	826
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	10,481	8,094	(28,184)	31,485
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	43,300	73,871	81,965	50,480
CASH AND CASH EQUIVALENTS - END OF PERIOD	$53,781	$81,965	$53,781	$81,965
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for interest	$26,795	$29,134	$61,441	$66,932
Cash paid during the year for income taxes	$840	$1,174	$3,187	$4,089

______________________________________________________________________________________________________

(1)    The fourth quarters ended December 31, 2013 and December 25, 2012 consisted of 17 and 16 weeks, respectively.

(2)    The fiscal years ended December 31, 2013 and December 25, 2012 consisted of 53 and 52 weeks, respectively.

ClubCorp FY13 Q4 Earnings Release	13	Page